UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 28, 2025

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share	DRRX	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights		(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On July 28, 2025, DURECT Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with Bausch Health Americas, Inc., a Delaware corporation (“Parent”), BHC Lyon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and solely for purposes of Section 6.10 thereof, Bausch Health Companies Inc., a corporation continued under the laws of the Province of British Columbia (the “Merger Agreement”).

Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) as promptly as practicable, but in no event later than August 11, 2025, to acquire all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Company Shares”), for (i) $1.75 per Company Share, to the holder of such Company Shares in cash, without interest thereon and less any applicable withholding tax (the “Cash Amount”), plus (ii) one non-tradeable contingent value right per Company Share (each, a “CVR”), which will represent the contractual right to receive the pro rata portion of two potential additional net sales milestone payments of up to $350 million in the aggregate (minus any amount assigned to option holders under a Retention Plan (defined below)), if the Milestone (as defined below) is achieved before the earlier of the 10 year anniversary of the first commercial sale in the United States and December 31, 2045, in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into with a rights agent (the “Rights Agent” the Cash Amount plus one CVR, collectively, the “Offer Consideration”).

As soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a direct or indirect wholly owned subsidiary of Parent, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), without a vote of the Company’s stockholders, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Immediately prior to the effective time of the Merger (the “Effective Time”), and without any action on the part of the holders of any Company Shares, each Company Share (other than any Company Shares (i) owned at the commencement of the Offer and immediately prior to the Effective Time by Parent, Merger Sub or their subsidiaries, or the Company (or held in the Company’s treasury), (ii) irrevocably accepted for purchase pursuant to the Offer, or (iii) owned by Company stockholders who are entitled to demand and have properly and validly exercised and perfected their statutory rights to demand appraisal under the laws of the State of Delaware) will be automatically converted into the right to receive the Offer Consideration, without interest thereon and less any applicable withholding tax.

The Company Board unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, (ii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the transaction contemplated thereby upon the terms and subject to the conditions contained in the Merger Agreement, and (iii) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the holders of Company Shares accept the Offer and tender their Company Shares to Merger Sub pursuant to the Offer.

Parent and Merger Sub’s obligation to accept for payment and purchase any Company Shares validly tendered pursuant to the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, as of immediately prior to the expiration time of the Offer (the “Expiration Time”): (i) the required consents or expiration or termination of any waiting period (and extensions thereof) based on the filings Parent reasonably deems necessary or advisable to consummate the transactions contemplated by the Merger Agreement; (ii) that there be validly tendered and not withdrawn in accordance with the terms of the Offer, and “received” by the “depository” for the Offer (as such terms are defined in Section 251(h) of the DGCL), a number of Company Shares that, together with the Company Shares then owned by Parent, Merger Sub and their affiliates, represents at least one Company Share more than 50% of the then-outstanding Company Shares; (iii) no Company Material Adverse Effect (as defined in the Merger Agreement) has occurred since the date of the Merger Agreement; (iv) the absence of any law or order enacted, issued or promulgated by any governmental authority of competent and applicable jurisdiction that would make illegal, prohibit or otherwise prevent the consummation of the Offer, the acquisition of

Company Shares by Parent or Merger Sub, or the Merger; (v) the absence of any pending or threatened in writing legal proceeding under any antitrust laws brought by any applicable governmental authority of competent and applicable jurisdiction that challenges or seeks to make illegal, prohibit or otherwise prevent the consummation of the Offer, the acquisition of Company Shares by Parent or Merger Sub or the Merger; (vi) the accuracy of the representations and warranties of the Company contained in the Merger Agreement (subject to certain materiality exceptions); (vii) the Company’s compliance or performance in all material respects with its covenants and agreements contained in the Merger Agreement prior to the Expiration Time; and (vii) other customary conditions. Consummation of the Offer is not subject to a financing condition.

In addition, the Merger Agreement provides for the following treatment of the Company’s equity awards at the Effective Time:

•	each unexercised Company stock option, whether vested or unvested, will be canceled and converted into the right to receive:

•

with respect to each stock option with a per share exercise price that is less than the Cash Amount (an “In-the-Money Option”) (i) an amount in cash, without interest, equal to the product of (x) the aggregate number of Company Shares underlying such In-the-Money Option, multiplied by (y) the excess of (A) the Cash Amount over (B) the per share exercise price of such In-the-Money Option, and (ii) the right to a portion of the applicable retention bonus pool pursuant to the terms of the Retention Plan (as defined below) based on the achievement of the Milestones (as defined below); and

•

with respect to each stock option that is not an In-the-Money Option (an “Out-of-the-Money Option”), the right to a portion of the applicable retention bonus pool pursuant to the terms of the Retention Plan based on the achievement of the Milestones.

The Company will provide each Company stock option holder an option termination agreement to terminate the Company stock options held by such individual. The above-described treatment of Company stock options will be subject to the applicable Company stock option holder executing and returning such option termination agreement.

Outstanding and unexercised Company warrants will each be treated in accordance with their respective terms.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course, to cooperate in seeking regulatory approvals, and not to engage in certain specified transactions or activities without Parent’s prior consent. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, knowingly encourage, or knowingly facilitate or assist, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a written, bona fide Acquisition Proposal, made after the date of the Merger Agreement, that did not result from a breach of the non-solicitation provisions of the Merger Agreement, and the Company’s board of directors (the “Company Board”) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that such Acquisition Proposal, among other things, constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company may take certain actions, subject to certain terms and conditions as more fully described in the Merger Agreement, including (i) participating in discussions and negotiations and furnishing information with respect to such Acquisition Proposal, after providing written notice to Parent of such determination, (ii) changing the Company Board’s recommendation that the stockholders accept the Offer and tender their Company Shares to Merger Sub pursuant to the Offer (the “Company Board Recommendation”) after observing certain requirements including providing Parent with an opportunity to propose an amendment so as to obviate the basis for the change to the Company Board Recommendation, or (iii) entering into a definitive agreement with respect to a Superior Proposal after observing the requirements referenced in clause (ii).

The Company will prepare and file a Solicitation/Recommendation Statement on Schedule 14D-9 that includes the Company Board Recommendations and, subject to certain exceptions (some as noted above), the Company Board will not withdraw, amend, modify, or qualify such Company Board Recommendation in a manner adverse to Parent or Merger Sub.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right to terminate the Merger Agreement if the Company Board changes the Company Board Recommendation. In addition, either Parent or the Company may terminate the Merger Agreement if the Merger has not been successfully completed by October 28, 2025, which date will be automatically extended to November 28, 2025 if certain regulatory closing conditions remain the only conditions to not have been satisfied or waived. In connection with a termination of the Merger Agreement under specified circumstances, including due to a change in the Company Board Recommendation, the entry by the Company into a definitive agreement with respect to a Superior Proposal, or certain other triggering events, the Company may be required to pay Parent a termination fee of $3.5 million.

The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement, and are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”) and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Contingent Value Rights Agreement

At or prior to the time Merger Sub irrevocably accepts for payment Company Shares tendered pursuant to the Offer, Parent will duly authorize, execute and deliver, and will ensure that the Rights Agent duly authorizes, executes and delivers, the CVR Agreement, in the form attached to the Merger Agreement, with such changes thereto as the Rights Agent may reasonably request to which Parent and the Company consent in writing (such consents not to be unreasonably withheld, conditioned or delayed).

The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Merger Sub or the Company or any of their affiliates.

Each CVR will represent a non-tradable contractual contingent right to receive the pro rata portion of the following two milestone payments of up to $350 million in the aggregate, in each case, in cash, without interest thereon and less any applicable withholding tax (the “Milestone Payments”) if the following net sales milestones (each, a “Milestone” and together, the “Milestones”) are achieved prior to the earlier of the 10 year anniversary of the first commercial sale in the United States and December 31, 2045:

•

$$100,000,000 in the aggregate, minus any amount assigned to option holders under the Retention Plan (defined below), payable upon the achievement of aggregate worldwide annual net sales of larsucosterol (5-cholesten-3ß, 25-diol 3-sulfate sodium salt) (the “Product”) of at least $500 million in any one calendar year (the “Net Sales Milestone #1”); and

•

$250,000,000 in the aggregate, minus any amount assigned to option holders under the Retention Plan, payable upon the achievement of aggregate worldwide annual net sales of the Product of at least $1 billion in any one calendar year (the “Net Sales Milestone #2” and, together with the Net Sales Milestone #1, the “Net Sales Milestones”).

Parent will have sole discretion and decision-making authority over whether to continue to invest, how much to invest in the Product and whether and on what terms, if any, to enter into any agreement for the development, marketing or sale of the Product. There can be no assurance that any Milestone will be achieved prior to its expiration or termination of the CVR Agreement, or that payment will be required of Parent with respect to any Milestone. The CVR Agreement will be terminated upon the earlier of the 10-year anniversary of the first commercial sale in the United States and December 31, 2045.

The foregoing description of the CVR Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the full text of the form of the CVR Agreement, a copy of which is filed as Exhibit 2.2 to this Report and incorporated herein by reference.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Plan

On July 28, 2025, the Compensation Committee (the “Compensation Committee”) of the Company Board approved a retention plan for certain key service providers of the Company, including members of the Company’s senior management (the “Retention Plan”).

Pursuant to the Retention Plan, certain Company option holders are eligible to receive cash retention bonuses based on each such individual’s number of participating units, among other things. To receive a retention bonus, a participant must enter into a participation letter with the Company and remain continuously employed or engaged by the Company or its affiliates through the closing of the transaction, subject to certain exceptions in the event of a termination without cause prior to the closing of the transaction or as otherwise set forth in the participation letter (the “Service Condition”). Such participating units are subject to the terms and conditions of the participant’s individual participation letter (including without limitation with respect to vesting, as applicable).

The Retention Plan provides that a bonus pool amount will be established and allocated among participants as set forth in each participant’s participation letter based on the number of participating units granted to each participant as a proportion of the total participating units granted under the Retention Plan (as adjusted by a fully diluted share calculation) with (i) the achievement of Net Sales Milestone #1 resulting in a specified bonus pool (referred to in the Retention Plan as the “Bonus Pool Amount Milestone #1”), and (ii) the achievement of Net Sales Milestone #2 resulting in a specified bonus pool (referred to in the Retention Plan as the “Bonus Pool Amount Milestone #2”). Payment of any retention bonuses will be made in single lump sum cash payments to each participant, with the payment date occurring no later than 30 days after the date of the achievement of the applicable Net Sales Milestone, as determined by the Company Board or any successor thereto, less any applicable taxes and withholdings.

If a Net Sales Milestone is not achieved within 10 years of the closing of the transaction, participants will not be entitled to receive any retention bonus payment in respect of such Net Sales Milestone. In the event a participant is no longer eligible to participate in the Retention Plan pursuant to the eligibility provisions of the Retention Plan or for any other reason, then such individual’s participating units will be forfeited and will not be available for reallocation under the Retention Plan, provided that any such forfeited units will count for purposes of calculating the amount of any future retention bonus allocable to other eligible participants.

If and when a retention bonus becomes payable, the following named executive officers of the Company will be eligible to receive a cash payment in an amount determined in accordance with the terms of the Retention Plan and their respective participation letter: (i) the Company’s President and Chief Executive Officer, James E. Brown; (ii) the Company’s Chief Financial Officer, Timothy M. Papp; and (iii) the Company’s Chief Medical Officer, Norman L. Sussman, M.D. The actual amount payable to each named executive officer will depend on the number of participating units allocated to such officer and the achievement of the applicable Net Sales Milestones.

The foregoing description of the Retention Plan and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Retention Plan, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 29, 2025, the Company and Bausch Health Companies Inc. issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Report will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference into any filing under the Securities Act of 1993, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find it

The Offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell Company Shares. At the time the Offer is commenced, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. The Company stockholders and other investors are urged to read the Offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at https://www.durect.com/investors.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would,” or similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on current beliefs and expectations and include, but are not limited to statements regarding beliefs about the potential benefits of the transaction; the considerations taken into account and the determination by the Company Board in approving the transaction; the planned completion and timing of the transactions contemplated by the Merger Agreement; and the prospective performance and outlook of the surviving company’s business, performance, and opportunities. Actual results may differ materially from those contained in the forward-looking statements contained in this communication, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, uncertainties as to the timing and completion of the Offer and the Merger; uncertainties as to the percentage of the Company stockholders tendering their Company Shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable regulatory and/or governmental entities (or any conditions, limitations or restrictions placed on such approvals); risks relating to the Company’s liquidity during the pendency of the Offer and the Merger or in the event of a termination of the Merger Agreement; the risk that the Milestone Payments are not achieved; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, partners, vendors and other business partners; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, and other risks and uncertainties pertaining to the Company’s business, including the risks and uncertainties detailed in the Company’s public periodic filings with the SEC, as well as the Offer materials to be filed by Parent and Merger Sub and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company in connection with the Offer.

Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

Further information regarding these and other risks is included in the Company’s most recent SEC filings, including its annual report on Form 10-K for the year ended December 31, 2024 and quarterly report on Form 10-Q for the quarter ended March 31, 2025 under the heading “Risk Factors.” These reports are available on our website www.durect.com under the “Investors” tab and on the SEC’s website at www.sec.gov. All information provided in this communication is based on information available to the Company as of the date hereof, and the Company assumes no obligation to update this information as a result of future events or developments, except as required by law.

NOTE: Larsucosterol is an investigational drug candidate under development and has not been approved for commercialization by the U.S. Food and Drug Administration or other health authorities for any indication

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Bausch Health Americas, Inc., BHC Lyon Merger Sub, Inc., DURECT Corporation, and solely for purposes of Section 6.10, Bausch Health Companies Inc.*

2.2	Form of Contingent Value Rights Agreement, by and between Bausch Health Americas, Inc. and a rights agent mutually acceptable to Bausch Health Americas, Inc. and DURECT Corporation

10.1	Form of Retention Plan

99.1	Joint Press release, dated July 29, 2025

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: July 29, 2025	By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer